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                                                                   EXHIBIT 10.13


                   AMENDMENT TO LOAN AND SECURITY AGREEMENTS


         This Amendment to Loan and Security Agreements (the "Amendment") is made and entered into as of the 25th day of June, 1999, by and among ARC KENTUCKY, LLC, a Tennessee limited liability company ("ARC Kentucky"), AMBULATORY RESOURCE CENTRES, INC., a Tennessee corporation (the "Guarantor"), WILMINGTON SURGERY CENTER, L.P., a Tennessee limited partnership ("ARC Wilmington") and NATIONSBANK, N.A., a national banking association and the successor to NationsBank of Tennessee, N.A. (the "Bank").

                                   RECITALS:

         Pursuant to that certain Loan and Security Agreement dated November 16, 1998, among Guarantor, ARC Kentucky and Bank (as amended from time to time, the "Kentucky Loan Agreement"), Bank made a loan to ARC Kentucky in the amount of $4,312,000.00. Pursuant to that certain Loan and Security Agreement dated May 24, 1999, among Guarantor, ARC Wilmington and Bank (as amended from time to time, the "Wilmington Loan Agreement" and, together with the Kentucky Loan Agreement, the "Loan Agreements"), Bank made a loan to ARC Wilmington in the amount of $8,000,000.00. Pursuant to an Agreement and Plan of Merger dated as of June 8, 1999 (the "Merger Agreement"), Guarantor intends to merge with UniPhy Acquisition Sub, Inc., a wholly owned subsidiary of UniPhy Healthcare, Inc. (the "Merger"). Lender's consent is required for the Merger, and execution of this Amendment is one of the conditions to such consent.

         NOW, THEREFORE, ARC Kentucky, ARC Wilmington, Guarantor and Bank hereby amend the Loan Agreements as follows:

         1. Amended Definitions. The following definitions are hereby deleted from each of the Loan Agreements and replaced with the following:

         "MATERIAL ADVERSE CHANGE" means a material adverse change in the business or conditions (financial or otherwise) or in the result of operations of the Borrower, Symbion or the Guarantor or in the value of the Collateral.

         "MATERIAL ADVERSE EFFECT" means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Borrower, Symbion or the Guarantor, or might materially impair the value of the Collateral.

         2. Additional Definition. The following definition is hereby added to the each of the Loan Agreements:

         "SYMBION" means Symbion, Inc., a Tennessee corporation.

         3. Reporting by Symbion. The following is hereby added to each of the Loan Agreements as Subparagraph 6.2(h)


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                  (h)      As soon as available and in any event within 45 days
         after the close of each calendar month (i) consolidated income statements of Symbion for such monthly period; and (ii) unaudited consolidated balance sheets of Symbion as of the end of such monthly period; - all in reasonable detail, subject to year-end audit adjustments and certified by the president or principal financial officer of Symbion to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate.

         4. Symbion Financial Covenant. The following is hereby added to each of the Loan Agreements as Subparagraph 6.15(h):

                  (h) At all times, the Shareholders' Equity of Symbion, calculated on a consolidated basis, shall be greater than $25,000,000 plus eighty-five percent (85%) of the aggregate amount of any new equity raised by Symbion after the date of this Amendment.

         5. Additional Symbion Covenant. The following is hereby added to each of the Loan Agreements as Paragraph 7.16:

                  7.16 Symbion Merger or Reorganization. Symbion will not enter into any merger, consolidation, reorganization or recapitalization.

         6. Amendment to Default Provisions. In each of the Loan Agreements, Subparagraphs 8.1(c) through 8.1(h) and Subparagraphs 8.1(j) through 8.1(m) are amended by inserting ", Symbion" between the words "Borrower" and "Guarantor" in each instance used in each of such subparagraphs. In addition, Subparagraph 8.1(i) and Subparagraph 8.1(o) of each of the Loan Agreements are each deleted in their entirety and replaced with the following:

                  (i) A receiver or trustee shall be appointed for the Borrower, Symbion or Guarantor or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, Symbion or Guarantor, or the Borrower, Symbion or Guarantor shall discontinue business or materially change the nature of any of their respective businesses.

                  (o) Any event which results in the principal executive management functions of Symbion and its Subsidiaries being vested in, and the responsibility of, less than four of Clifford G. Adlerz, Richard E. Francis, Kenneth C. Mitchell, Gregg A. Stanley, and William
         V. B. Webb.

The following is hereby added to each of the Loan Agreements as Subparagraph 8.1(q):

                  (q)      An event or series of events shall occur by which:

                  (1) any "person" or "group" (within the meaning of Sections 13(d) and 14 (d)(2) of the Securities Exchange Act of 1934) shall become the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of


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         all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) or more of the combined voting power of all securities of Symbion entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than the passage of time), excluding, however, any such person or group that is a record of "beneficial owner" of any such securities in any amount on the date of this Agreement; or

                  (2) individuals who at the beginning of any period of two (2) consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by Symbion's shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         7. Ratification. Subject to the terms of this Amendment, ARC Kentucky, ARC Wilmington and Guarantor hereby restate and ratify, as of the date hereof, all the covenants contained in the Loan Agreements in favor of Bank, and confirms that the terms and conditions of the Loan Agreements, as amended hereby, remain in full force and effect and that the terms of Section 9 of the Loan Agreements shall continue to govern the respective Loan Agreements and are hereby incorporated herein by reference and shall govern this Amendment.

         8. Fees and Expenses. ARC Kentucky, ARC Wilmington, Guarantor and Symbion, jointly and severally agree to pay all reasonable fees and expenses of Bank in connection with this Amendment (including reasonable attorneys' fees and expenses) promptly upon receipt of an invoice.

         9. Additional Representations. Symbion, ARC Kentucky, ARC Wilmington and Guarantor, jointly and severally, hereby represent and warrant to Bank as follows:

                  (a) as of the date hereof, there is no defense against payment of any or all of the Obligations;

                  (b) as of the date hereof, no Unmatured Default or Event of Default has occurred or is continuing under either of the Loan Agreements;

                  (c) a true, correct and complete copy of the Merger Agreement has been delivered to Bank;

                  (d) the representations and warranties contained in the Loan Agreements and the other Loan Documents are true and correct, except for (1) representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date, and (2) representations and warranties that have become untrue or incorrect solely because of changes permitted by the terms of the Loan Agreements and the other Loan Documents.


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         10.      Further Assurances. Symbion, Guarantor, ARC Kentucky and ARC
Wilmington shall perform, take, execute and deliver, and cause their respective Subsidiaries to perform, take, execute and deliver, all such additional and further acts, actions, instruments, documents and agreements as the Bank reasonably may require from time to time to consummate, evidence and document the transactions that are the subject of this Amendment and to confirm and assure the Bank the respective rights, powers, privileges, options and remedies of each pursuant to this Amendment, the Loan Agreements and the other Loan Documents.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and date first above written.


BANK:                                     BORROWERS:

NATIONSBANK, N.A.                         WILMINGTON SURGERY CENTER, L.P.,
                                          a Tennessee  Limited Partnership

                                          By: Ambulatory Resource Centres of
                                              Wilmington, Inc., its
                                              General Partner


BY: /s/ Walter Choppin                    BY: /s/ Jerry Eyler
    ------------------------------           ----------------------------------
TITLE: Senior Vice President              TITLE: Chief Financial Officer
      ----------------------------              -------------------------------

                                          ARC KENTUCKY, LLC

                                          BY: /s/ Jerry Eyler
                                             ----------------------------------
                                          TITLE: Chief Financial Officer
                                                -------------------------------


                                          GUARANTOR:

                                          AMBULATORY RESOURCE CENTRES, INC.


                                          BY: /s/ Jerry Eyler
                                             ----------------------------------
                                          TITLE: Chief Financial Officer
                                                -------------------------------
                                          SYMBION:

                                          SYMBION, INC.


                                          BY: /s/ Richard E. Francis, Jr.
                                              ---------------------------------
                                          TITLE: President
                                                -------------------------------


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